UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 24, 2015, Goodrich Petroleum Corporation (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with Franklin Advisers, Inc., as investment manager on behalf of certain funds and accounts (“Franklin”), under which it will retire, effective October 1, 2015, $76.5 million in aggregate original principal amount of its outstanding 8.875% Senior Notes due 2019 (the “Existing Notes”) in exchange for 38,250 units (the “Units”), each consisting of $1,000 aggregate principal amount of the Company’s 8.875% Second Lien Senior Secured Notes due 2018 (the “New Notes) and one warrant (the “Warrants”) to purchase approximately 156.9 shares of the Company’s common stock, par value $0.20 per share (the “Unit Exchange”).

Under the terms of the Exchange Agreement, within 90 days of a written request by Franklin, the Company will file a registration statement with the Securities and Exchange Commission (“SEC”) relating to the registration of the New Notes, Warrants and/or the shares of the Company’s common stock underlying the Warrants under the Securities Act of 1933, as amended (the “Securities Act”). The Company will use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable, and in any case within one year of the date of Franklin’s written request.

Further, on September 24, 2015, the Company entered into separate, privately negotiated exchange agreements with certain note holders under which it will retire, effective October 1, 2015, approximately $81.7 million in aggregate original principal amount of the Existing Notes in exchange for its issuance of New Notes in an aggregate original principal amount of approximately $36.8 million (the “Note Exchange” and, together with the Unit Exchange, the “Exchange Transactions”).

The New Notes are the Company’s senior secured obligations and rank equally in right of payment with all of the Company’s other existing and future senior indebtedness. The New Notes are effectively subordinated to all of the Company’s first lien secured indebtedness to the extent of the value of the assets collateralizing such indebtedness. The New Notes are guaranteed by the Company’s subsidiary, Goodrich Petroleum Company, L.L.C.

Following the Exchange Transactions, there will be a total of approximately $116.8 million aggregate original principal amount of Existing Notes remaining outstanding and approximately $75.0 million in aggregate original principal amount of New Notes outstanding. The Exchange Transactions are expected to close on October 1, 2015, subject to customary closing conditions.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth above under Item 1.01 in this Current Report is hereby incorporated by reference into this Item 3.02. The Warrants and the shares of common stock issuable upon exercise of the Warrants were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure

On September 25, 2015, the Company issued a press release announcing the Exchange Transactions. A copy of this press release is furnish herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued September 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2015

GOODRICH PETROLEUM CORPORATION

By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued September 25, 2015